Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation

Debra Hart

The Ardell Group

Angela Edgerton

Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

or

Applied Micro Circuits Corporation

Steve Smith

Phone: (858) 450-9333
E-Mail: ssmith@amcc.com
or
JNI Corporation
Adam Friedman of Adam Friedman Associates
Phone: (212)-981-2529 x18
E-Mail: adam@adam-friedman.com.

Thursday, August 28, 2003

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION

ANNOUNCES AGREEMENT TO ACQUIRE JNI CORPORATION

Acquisition Marks AMCC’s Entry into the Storage Area Networking Market

SAN DIEGO—August 28, 2003–Applied Micro Circuits Corporation [Nasdaq: AMCC] today announced that it has signed a definitive agreement to acquire JNI Corporation [Nasdaq: JNIC].  JNI is a leading provider of Fibre Channel hardware and software products that form critical elements of Storage Area Networks (SAN).

Under the terms of the agreement, AMCC will pay $7.00 per share in cash (without interest), for each outstanding share of JNI common stock, a total of approximately $190 million, and will assume all outstanding JNI employee stock options.  As of June 30, 2003, JNI’s assets included approximately $90 million of cash and investments.  The acquisition has been approved by the board of directors of each company and is subject to the approval of stockholders of JNI Corporation, as well as other customary closing conditions and regulatory approvals.  The transaction is expected to close by the end of this calendar year.

“Driven by new broadband applications and the resulting need for a secure, reliable, and scalable storage network, Fibre Channel technology has experienced mass market acceptance.  JNI is positioned well in this growing market with an extensive, easy-to-use product line for both Solaris and Windows,” said Dave Rickey, chairman, president and CEO of AMCC. “This acquisition significantly extends AMCC’s networking silicon technology expertise beyond the Wide Area Network into the high-growth SAN market.”

“The merger enables JNI to achieve cost and technology synergies with AMCC that will provide us with the scale necessary to achieve market leadership,” said Russell Stern, president and CEO of JNI Corporation.  “AMCC brings state of the art silicon infrastructure including physical layer and multi processor design expertise which is highly leveraged in host bus adapters.  Combining with AMCC will drive greater value for our customers and enable us to leverage valuable intellectual property.”

AMCC management will be holding a conference call today, August 28, 2003, at 2:30 p.m. PST/5:30 p.m. EST to discuss additional details regarding the acquisition.  You may access the conference call via any of the following:

Teleconference:

(913) 981-5520

Conference ID:	555323

Web Broadcast:

http://www.amcc.com

Replay:

(719) 457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops, manufactures, and markets high-performance, high-bandwidth silicon integrated circuits empowering wide area networks. AMCC utilizes a combination of digital, mixed- signal and high-frequency analog design expertise coupled with system-level knowledge and multiple silicon process technologies to offer integrated circuit products that enable the transport of voice and data over fiber optic networks.  The Company’s system solution portfolio includes switch fabric, traffic management, network processor, framer/mapper, PHY and PMD devices that address the high-performance needs of the evolving intelligent optical network.  AMCC’s corporate headquarters is located in San Diego, California.  Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our Web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

JNI Corporation Overview

JNI Corporation is a leading manufacturer of connectivity products for the enterprise data center and the leading provider of Fibre Channel-based host bus adapters (HBAs) for

Solaris servers. JNI offers a broad line of Fibre Channel HBAs, InfiniBand Host Channel Adapters, storage ASICs and software.  The products operate on Solaris, Windows, HP-UX, AIX and Linux systems. JNI customers, distributors and strategic partners include Acal Electronics, Ltd., Arrow Electronics, Bell Microproducts, Brocade, Chaparral, Crossroads, EMC, Eurologic, GE Access, HP, Hitachi Data Systems, IBM, Info-X, LSI Logic, McDATA, Mellanox, Network Appliance, Nishan Systems, StorageTek, Sun Microsystems, TidalWire and Veritas.  Company headquarters are in San Diego, with offices throughout the U.S., Europe and Asia.  www.jni.com.

# # #

Additional Information

In connection with the merger, JNI will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC).  STOCKHOLDERS OF JNI ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, JNI Corporation, 10945 Vista Sorrento Parkway, San Diego, CA 92130 (Telephone: (858) 523-7000).  In addition, documents filed with the SEC by JNI will be available free of charge at the SEC’s web site at http://www.sec.gov.

AMCC, JNI and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of JNI in favor of the acquisition.  Information about the executive officers and directors of AMCC and their ownership of AMCC common stock is set forth in the proxy statement for AMCC’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on July 17, 2003.  Information about the executive officers and directors of JNI is set forth in the proxy statement for JNI’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on May 13, 2003.  Certain directors and executive officers of JNI may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance payments if their employment is terminated following the merger.  Additional information regarding AMCC, JNI and the interests of their respective executive officers and directors in the acquisition will be contained in the proxy statement regarding the acquisition that will be filed by JNI with the SEC.

Forward-looking Statements

This news release contains forward-looking statements, including statements regarding the potential growth of the market in which JNI operates, the anticipated impact of this acquisition on AMCC’s future results of operations, the anticipated timing of closing, the anticipated benefits of the combination of JNI with AMCC, and trends in business conditions. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by AMCC and JNI with the SEC, specifically the most recent reports on Form 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in these forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: this acquisition may not close on a timely basis or at all, due to failure to satisfy closing conditions or otherwise; risks associated with the successful integration of JNI’ business; AMCC may not be able to retain key employees of JNI; anticipated benefits of this acquisition may not be realized; global economic conditions; uncertainties in the geopolitical environment; pricing pressure in the storage area networking industry; competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; Internet infrastructure problems and government regulation of the Internet; international operations; litigation involving patents and intellectual property matters; and possible disruption in commercial activities occasioned by terrorist activity and armed conflict. Any projections in this release are based on limited information currently available to AMCC, which is subject to change. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. AMCC does not undertake any duty to update the information provided in this release, except as otherwise required by law.